CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No.'s. 333-67371, 333-79385 and 333-85753) of Covol
Technologies, Inc. (the "Company") of our report dated January 13, 2000, which includes an explanatory paragraph regarding substantial doubt about the Company's ability to continue as a going concern, relating to the financial statements, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLC

Salt Lake City, Utah
January 13, 2000